FOR IMMEDIATE RELEASE

Media Contacts:
Deborah Spak, (847) 948-2349

Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085

BAXTER RAISES 2007 EARNINGS GUIDANCE FOLLOWING
STRONG SECOND QUARTER FINANCIAL RESULTS

DEERFIELD, Ill., July 19, 2007 - Baxter International Inc. (NYSE:BAX) today reported stronger-than-expected financial results for the second quarter of 2007 and raised its full-year 2007 earnings guidance.

Baxter reported second quarter net income of $431 million, an increase of 39 percent over the $309 million reported in the second quarter of 2006. Net earnings per diluted share increased 38 percent to $0.65. These results include an after-tax charge of $46 million ($0.07 per diluted share) primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside the United States. On an adjusted basis, excluding special items in the current and prior-year periods, Baxter reported net income of $477 million or $0.72 per diluted share, an increase of 28 percent and 26 percent respectively. These results compare favorably to the earnings guidance previously provided for the quarter of $0.66 to $0.68 per diluted share, and were the result of solid revenue gains, strong operational performance led by margin expansion, as well as lower interest and income tax expense.

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BAXTER RAISES 2007 EARNINGS GUIDANCE FOLLOWING STRONG SECOND QUARTER -- Page Two

Baxter’s worldwide sales totaled $2.8 billion in the second quarter, an increase of 7 percent (or 3 percent excluding the impact of foreign exchange). Sales within the United States totaled $1.2 billion, an increase of 1 percent over the same period last year, while sales outside of the United States grew 12 percent (or 5 percent excluding the impact of foreign exchange) to $1.6 billion. As previously announced, the company completed the divestiture of its Transfusion Therapies business during the first quarter of 2007. Excluding Transfusion Therapies revenues from both years, Baxter’s worldwide sales increased 10 percent (or 7 percent excluding the impact of foreign exchange) to $2.8 billion from $2.5 billion recorded in the prior year.

Baxter’s BioScience business generated a 20 percent increase in revenues, with sales totaling $1.2 billion. This performance was a result of robust growth across multiple products, including ADVATE® [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method], a therapy used in the treatment of hemophilia A, antibody therapy products for the treatment of primary immunodeficiencies, and other specialty plasma therapeutics such as FEIBA (an inhibitor therapy indicated for the control of spontaneous bleeding episodes in patients with hemophilia A and hemophilia B) and ARALAST (a human alpha-1 proteinase inhibitor (A1PI) for patients with hereditary emphysema). This business also posted record vaccine sales in the quarter driven by continued demand in Europe for its vaccines that prevent tick-borne encephalitis and group C meningococcal meningitis.

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BAXTER RAISES 2007 EARNINGS GUIDANCE FOLLOWING STRONG SECOND QUARTER -- Page Three

In the second quarter, Medication Delivery revenues increased 3 percent as a result of strong international performance of anesthesia and parenteral nutrition products, and Renal revenues increased 7 percent to $553 million as the company continued to realize solid gains in the number of peritoneal dialysis patients, primarily in developing countries.

“We continue to meet or exceed our short-term financial objectives while investing to create long-term value for our shareholders,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Our strong financial results in the first half of this year not only validate the strength of our diversified healthcare model, but also reinforce our confidence in achieving our longer-term objectives.”

Baxter’s investment in research and development increased 21 percent in the quarter, and the company achieved a number of commercial, clinical and regulatory milestones during the period, including:

•
Expansion of R&D capabilities through the acquisition of MAAS Medical, LLC, a design firm specializing in infusion systems technology. The acquisition of talent and certain assets from this private company based in Irvine, Calif. brings expertise in technology integration that will create value across a number of Baxter’s infusion systems platforms.

•
Initiation of clinical trials comparing the safety, tolerability and pharmacokinetics of various injectable therapeutic agents administered subcutaneously with and without HYLENEX recombinant, and intravenously. HYLENEX is approved by the U.S. Food and Drug Administration (FDA) for use as a spreading agent to increase the absorption and dispersion of other injected drugs and for subcutaneous fluid administration.

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BAXTER RAISES 2007 EARNINGS GUIDANCE FOLLOWING STRONG SECOND QUARTER -- Page Four

•
Receipt of FDA approval for the self-manufacturing of ARALAST by Baxter. ARALAST is a human alpha-1 proteinase inhibitor (A1PI) indicated for chronic augmentation therapy in patients with hereditary emphysema, a genetic condition caused by a deficiency of A1PI in the lungs.

•
Launch of ADVATE in Argentina and receipt of FDA approval for a new 3000 IU dosage strength. ADVATE is used for the prevention and control of bleeding episodes in people with hemophilia A and is the only factor VIII therapy free of blood-based additives.

Six-Month Results
For the first six months of 2007, Baxter’s net income totaled $834 million and increased 41 percent, with earnings per diluted share increasing 40 percent to $1.26. On an adjusted basis, excluding special items, Baxter’s net income of $880 million increased 34 percent from $655 million last year. Adjusted earnings per diluted share for the six-month period of $1.33 increased 33 percent, from $1.00 per diluted share in the prior year period.

Baxter’s worldwide sales grew 9 percent in the first half of the year to $5.5 billion, up from $5.1 billion last year. Excluding the impact of foreign exchange, organic sales growth for the first six months of the year was 5 percent. Sales within the United States totaled $2.3 billion, an increase of 4 percent over the same period last year, and international sales grew 13 percent (or 7 percent excluding the impact of foreign exchange) to $3.2 billion. Excluding revenues related to the Transfusion Therapies business, Baxter’s worldwide sales increased 12 percent (or 8 percent excluding the impact of foreign exchange) to $5.4 billion from $4.8 billion recorded in the prior year.

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BAXTER RAISES 2007 EARNINGS GUIDANCE FOLLOWING STRONG SECOND QUARTER -- Page Five

Cash flow from operations totaled $946 million for the six-month period, compared to $848 million in the same period in 2006. Free cash flow (cash flow from operations, less capital expenditures of $258 million for the first six months of 2007) was $688 million, reflecting an improvement of $38 million from the same period last year.

Third Quarter and Full-Year 2007 Outlook

Given its strong financial results for the first half of the year, Baxter is raising its earnings outlook for full-year 2007. The company now expects to achieve earnings per diluted share of $2.65 to $2.70, compared to its previous range of $2.60 to $2.65, both excluding special items. Baxter continues to expect sales growth of 4 to 5 percent for the year, excluding the impact of foreign exchange. In addition, Baxter continues to expect cash flow from operations for full-year 2007 to total approximately $2.3 billion.

For the third quarter of 2007, Baxter expects sales growth of 3 to 4 percent, excluding the impact of foreign exchange, and earnings per diluted share, before any special items, of $0.64 to $0.66.

The financial outlook for the third quarter and full-year 2007 reflects the divestiture of the Transfusion Therapies business and excludes recommercialization of the company’s COLLEAGUE infusion pump in the United States, which may occur before the end of 2007.

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BAXTER RAISES 2007 EARNINGS GUIDANCE FOLLOWING STRONG SECOND QUARTER -- Page Six

A webcast of Baxter's second quarter conference call for investors can be accessed live from a link on the company's website at www.baxter.com beginning at 7:30 a.m. CDT on July 19, 2007. Please visit Baxter's website for more information regarding this and future investor events and webcasts, including investor presentations.

Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; and other risks identified in the company's most recent filing on Form 10-Q and other SEC filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

# # #

BAXTER -- PAGE 7

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended June 30, 2007 and 2006
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	June 30,
	2007	2006	Change

NET SALES	$2,829	$2,649	7%
COST OF GOODS SOLD [1]	1,437	1,494	(4%)

GROSS PROFIT	1,392	1,155	21%
% of Sales	49.2%	43.6%	5.6	pts

MARKETING AND ADMINISTRATIVE EXPENSES	621	582	7%
% of Sales	22.0%	22.0%	0	pts

RESEARCH AND DEVELOPMENT EXPENSES [2]	177	146	21%
% of Sales	6.3%	5.5%	0.8	pts

RESTRUCTURING CHARGES [3]	70	-	100%

NET INTEREST (INCOME) EXPENSE	(1)	10	(110%)

OTHER EXPENSE, NET	17	19	(11%)

PRE-TAX INCOME	508	398	28%

INCOME TAX EXPENSE [4]	77	89	(13%)

NET INCOME	$431	$309	39%

BASIC EPS	$0.66	$0.47	40%
DILUTED EPS	$0.65	$0.47	38%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	650	$654
Diluted	661	$659

ADJUSTED NET INCOME (excluding certain items) [5]	$477	$373	28%
ADJUSTED DILUTED EPS (excluding certain items) [5]	$0.72	$0.57	26%

(1)	Cost of goods sold in 2006 includes a $76 million pre-tax charge related to COLLEAGUE infusion pumps.

(2)	Research and development (R&D) expenses in 2007 include an $11 million in-process R&D (IPR&D) charge related to the acquisition of MAAS Medical, LLC.

(3)	Restructuring charges in 2007 are primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States.

(4)
Income tax expense in 2007 includes a $15 million benefit related to an audit settlement and the extension of tax incentives in jurisdictions outside the United States. The effective income tax rate in 2007 was also favorably impacted by the restructuring charges described in Note 3 above.

(5)
Adjusted net income and adjusted diluted EPS exclude the charges described in Notes 1 and 3 above. See page 8 for description of adjustments and reconciliation to GAAP (generally accepted accounting principles) measures.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company's filing on Form 8-K of today's date for additional information.

BAXTER -- PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended June 30, 2007 and 2006
Description of Adjustments and Reconciliation of GAAP to Non-GAAP
(unaudited)
(in millions, except per share and percentage data)

2007 description of adjustment and reconciliation of GAAP to Non-GAAP

The company's GAAP results for the three months ended June 30, 2007 included restructuring charges, primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net
	Income	Expense	Income	Diluted EPS
GAAP	$508	$77	$431	$0.65
Restructuring charges	70	24	46	0.07
Excluding specified items	$578	$101	$477	$0.72

2006 description of adjustment and reconciliation of GAAP to Non-GAAP

The company's GAAP results for the three months ended June 30, 2006 included a charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net
	Income	Expense	Income	Diluted EPS
GAAP	$398	$89	$309	$0.47
COLLEAGUE infusion pump charge (A)	76	12	64	0.10
Excluding specified items	$474	$101	$373	$0.57

(A)	Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $1,231 million and the adjusted gross profit percentage is 46.5%.

BAXTER -- PAGE 9
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Six Months Ended June 30, 2007 and 2006
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended
	June 30,
	2007	2006	Change

NET SALES	$5,504	$5,058	9%
COST OF GOODS SOLD [1]	2,846	2,851	0%

GROSS PROFIT	2,658	2,207	20%
% of Sales	48.3%	43.6%	4.7	pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,204	1,108	9%
% of Sales	21.9%	21.9%	0	pts

RESEARCH AND DEVELOPMENT EXPENSES [2]	336	284	18%
% of Sales	6.1%	5.6%	0.5	pts

RESTRUCTURING CHARGES [3]	70	-	100%

NET INTEREST EXPENSE	4	28	(86%)

OTHER EXPENSE, NET [4]	7	35	(80%)

PRE-TAX INCOME	1,037	752	38%

INCOME TAX EXPENSE [5]	203	161	26%

NET INCOME	$834	$591	41%

BASIC EPS	$1.28	$0.91	41%
DILUTED EPS	$1.26	$0.90	40%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	650	$648
Diluted	660	$654

ADJUSTED NET INCOME (excluding certain items) [6]	$880	$655	34%
ADJUSTED DILUTED EPS (excluding certain items) [6]	$1.33	$1.00	33%

(1)	Cost of goods sold in 2006 includes a $76 million pre-tax charge related to COLLEAGUE infusion pumps.

(2)	R&D expenses in 2007 include an $11 million IPR&D charge related to the acquisition of MAAS Medical, LLC.

(3)	Restructuring charges in 2007 are primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States.

(4)
Other expense, net in 2007 includes income of $23 million, reflecting a gain on the sale of the Transfusion Therapies business of $58 million less related charges of $35 million. The after-tax impact of these items was $6 million of income, or $0.01 per diluted share.

(5)
Income tax expense in 2007 includes a $15 million benefit related to an audit settlement and the extension of tax incentives in jurisdictions outside the United States. The effective income tax rate in 2007 was also favorably impacted by the restructuring charges described in Note 3 above.

(6)	Adjusted net income and adjusted diluted EPS exclude the charges described in Notes 1 and 3 above. See page 10 for description of adjustments and reconciliation to GAAP measures.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company's filing on Form 8-K of today's date for additional information.

BAXTER -- PAGE 10

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Six Months Ended June 30, 2007 and 2006
Description of Adjustments and Reconciliation of GAAP to Non-GAAP
(unaudited)
(in millions, except per share and percentage data)

2007 description of adjustment and reconciliation of GAAP to Non-GAAP

The company's GAAP results for the six months ended June 30, 2007 included restructuring charges, primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net
	Income	Expense	Income	Diluted EPS
GAAP	$1,037	$203	$834	$1.26
Restructuring charges	70	24	46	0.07
Excluding specified items	$1,107	$227	$880	$1.33

2006 description of adjustment and reconciliation of GAAP to Non-GAAP

The company's GAAP results for the six months ended June 30, 2006 included a charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net
	Income	Expense	Income	Diluted EPS
GAAP	$752	$161	$591	$0.90
COLLEAGUE infusion pump charge (A)	76	12	64	0.10
Excluding specified items	$828	$173	$655	$1.00

(A)	Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $2,283 million and the adjusted gross profit percentage is 45.1%.

BAXTER -- PAGE 11
BAXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
(unaudited)
($ in millions)

	June 30, 2007	December 31, 2006

Assets
Cash and equivalents	$2,486	$2,485
Receivables	1,993	1,838
Inventories	2,186	2,066
Other current assets	520	581
Total current assets	7,185	6,970
Property, plant and equipment, net	4,110	4,229
Other long-term assets	3,364	3,487
Total assets	$14,659	$14,686

Liabilities and Shareholders' Equity
Short-term debt	$666	$234
Other current liabilities	3,126	3,376
Long-term debt	2,051	2,567
Other long-term liabilities	2,127	2,237
Shareholders' equity	6,689	6,272
Total liabilities and shareholders' equity	$14,659	$14,686

BAXTER -- PAGE 12

BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net income	$431	$309	$834	$591
Adjustments
Depreciation and amortization	147	146	287	285
Deferred income taxes	31	16	18	18
Stock compensation	36	20	63	38
Restructuring and infusion pump charges	70	76	70	76
Other	33	4	37	22
Changes in balance sheet items
Receivables	(56)	(23)	(154)	15
Inventories	(42)	13	(170)	(50)
Accounts payable and accrued liabilities	67	(32)	(91)	(137)
Restructuring payments	(3)	(6)	(6)	(25)
Other	17	20	58	15
Cash flows from operations	$731	$543	$946	$848

Changes in Net Debt
Increase (decrease)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net debt, beginning of period	$336	1,524	$316	$2,497

Cash flows from operations	(731)	(543)	(946)	(848)
Capital expenditures	165	122	258	198
Dividends	109	-	489	363
Proceeds from sale of Transfusion Therapies business	-	-	(421)	-
Issuances of common stock	-	-	-	(1,249)
Proceeds from stock issued under employee benefit plans	(227)	(31)	(428)	(75)
Purchases of treasury stock	544	221	814	392
Other, including the effect of exchange rate changes	35	5	149	20
Decrease in net debt	(105)	(226)	(85)	(1,199)

Net debt, June 30	$231	$1,298	$231	$1,298

Key statistics, June 30:
Days sales outstanding	56.0	52.1	56.0	52.1
Inventory turns	2.6	2.7	2.6	2.7

BAXTER -- PAGE 13
Baxter International Inc.
Net Sales
Periods Ending June 30, 2007 and 2006
(unaudited)
($ in millions)

	Q2 2007	Q2 2006 [1]	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2007	YTD 2006 [1]	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience [2]
United States	$532	$479	11%	11%	$1,016	$897	13%	13%
International	658	516	28%	20%	1,246	974	28%	20%
Total	$1,190	$995	20%	15%	$2,262	$1,871	21%	17%

Medication Delivery
United States	$535	$552	(3%)	(3%)	$1,050	$1,043	1%	1%
International	504	460	10%	3%	979	885	11%	4%
Total	$1,039	$1,012	3%	0%	$2,029	$1,928	5%	2%

Renal
United States	$95	$97	(2%)	(2%)	$192	$191	1%	1%
International	458	419	9%	5%	886	818	8%	5%
Total	$553	$516	7%	3%	$1,078	$1,009	7%	4%

Baxter excluding Transfusion Therapies
United States	$1,162	$1,128	3%	3%	$2,258	$2,131	6%	6%
International	1,620	1,395	16%	9%	3,111	2,677	16%	10%
Total	$2,782	$2,523	10%	7%	$5,369	$4,808	12%	8%

Transfusion Therapies [2]
United States	$34	$59	(42%)	(42%)	$77	$115	(33%)	(33%)
International	13	67	(81%)	(81%)	58	135	(57%)	(59%)
Total	$47	$126	(63%)	(63%)	$135	$250	(46%)	(47%)

Baxter International Inc.
United States	$1,196	$1,187	1%	1%	$2,335	$2,246	4%	4%
International	1,633	1,462	12%	5%	3,169	2,812	13%	7%
Total	$2,829	$2,649	7%	3%	$5,504	$5,058	9%	5%
[1]	Prior year sales data has been reclassified to reflect the change that is described in Note 2 below.
[2]
Sales of Transfusion Therapies (TT) products were previously reported in BioScience. Due to Baxter's expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of TT in the company's results of operations through the February 28, 2007 sale date. The amounts reported in TT reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.

BAXTER -- PAGE 14

Baxter International Inc.
Key Product Line Sales at Actual and Constant Foreign Exchange Rates
Periods Ending June 30, 2007 and 2006
(unaudited)
($ in millions)

	Q2 2007	Q2 2006 [1]	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2007	YTD 2006[1]	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
Recombinants [2]	$431	$394	9%	6%	$819	$729	12%	8%
Plasma Proteins [3]	243	213	14%	10%	468	405	16%	12%
Antibody Therapy	238	199	20%	19%	460	382	20%	18%
Regenerative Medicine [4]	87	79	10%	6%	169	148	14%	10%
Other [5]	191	110	74%	63%	346	207	67%	56%
Total BioScience [6]	$1,190	$995	20%	15%	$2,262	$1,871	21%	17%

Medication Delivery
IV Therapies [7]	$346	$323	7%	2%	$666	$627	6%	2%
Global Injectables [8]	381	376	1%	(1%)	742	729	2%	(1%)
Infusion Systems	208	204	2%	0%	417	399	5%	3%
Anesthesia [9]	96	95	1%	(1%)	185	149	24%	22%
Other [10]	8	14	(43%)	(36%)	19	24	(21%)	(21%)
Total Medication Delivery	$1,039	$1,012	3%	0%	$2,029	$1,928	5%	2%

Renal
PD Therapy	$443	$408	9%	5%	$862	$796	8%	6%
HD Therapy	110	108	2%	(4%)	216	213	1%	(2%)
Total Renal	$553	$516	7%	3%	$1,078	$1,009	7%	4%

Baxter excluding Transfusion Therapies	$2,782	$2,523	10%	7%	$5,369	$4,808	12%	8%

Transfusion Therapies [11]	$47	$126	(63%)	(63%)	$135	$250	(46%)	(47%)

TOTAL BAXTER	$2,829	$2,649	7%	3%	$5,504	$5,058	9%	5%

[1]	Prior year sales data has been reclassified to reflect the changes that are described in Notes 2, 5, 6, 8, 9 and 11 below.
[2]	Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.
[3]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.
[4]	Previously referred to as BioSurgery.
[5]	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX were previously reported in Recombinants.
[6]	BioScience sales have been reclassified to reflect the change described in Note 11.
[7]	Principally includes intravenous solutions and nutritional products.
[8]	Principally includes sales related to the pharma partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.
[9]	Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.
[10]	Principally includes other hospital-distributed products.
[11]
Sales of TT products were previously reported in BioScience. Due to Baxter's expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of TT in the company's results of operations through the February 28, 2007 sale date. The amounts reported above reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.

BAXTER -- PAGE 15

Baxter International Inc.
Key Product Line Sales by US and International
Periods Ending June 30, 2007 and 2006
(unaudited)
($ in millions)

	Q2 2007			Q2 2006 [1]			% Growth
	US	International	Total	US	International	Total	US	International	Total
BioScience
Recombinants [2]	$198	$233	$431	$194	$200	$394	2%	17%	9%
Plasma Proteins [3]	96	147	243	87	126	213	10%	17%	14%
Antibody Therapy	176	62	238	148	51	199	19%	22%	20%
Regenerative Medicine [4]	46	41	87	44	35	79	5%	17%	10%
Other [5]	16	175	191	6	104	110	167%	68%	74%
Total BioScience [6]	$532	$658	$1,190	$479	$516	$995	11%	28%	20%

Medication Delivery
IV Therapies [7]	$107	$239	$346	$108	$215	$323	(1%)	11%	7%
Global Injectables [8]	237	144	381	244	132	376	(3%)	9%	1%
Infusion Systems	127	81	208	123	81	204	3%	0%	2%
Anesthesia [9]	62	34	96	69	26	95	(10%)	31%	1%
Other [10]	2	6	8	8	6	14	(75%)	0%	(43%)
Total Medication Delivery	$535	$504	$1,039	$552	$460	$1,012	(3%)	10%	3%

Renal
PD Therapy	$68	$375	$443	$68	$340	$408	0%	10%	9%
HD Therapy	27	83	110	29	79	108	(7%)	5%	2%
Total Renal	$95	$458	$553	$97	$419	$516	(2%)	9%	7%

Baxter excluding Transfusion Therapies	$1,162	$1,620	$2,782	$1,128	$1,395	$2,523	3%	16%	10%

Transfusion Therapies [11]	$34	$13	$47	$59	$67	$126	(42%)	(81%)	(63%)

TOTAL BAXTER	$1,196	$1,633	$2,829	$1,187	$1,462	$2,649	1%	12%	7%

[1]	Prior year sales data has been reclassified to reflect the changes that are described in Notes 2, 5, 6, 8, 9 and 11 below.
[2]	Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.
[3]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.
[4]	Previously referred to as BioSurgery.
[5]	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX were previously reported in Recombinants.
[6]	BioScience sales have been reclassified to reflect the change described in Note 11.
[7]	Principally includes intravenous solutions and nutritional products.
[8]	Principally includes sales related to the pharma partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.
[9]	Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.
[10]	Principally includes other hospital-distributed products.
[11]
Sales of TT products were previously reported in BioScience. Due to Baxter's expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of TT in the company's results of operations through the February 28, 2007 sale date. The amounts reported above reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.